As filed with the Securities and Exchange Commission on March 22, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

23andMe Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	87-1240344
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

349 Oyster Point Boulevard South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

23andMe Holding Co. 2021 Incentive Equity Plan

23andMe Holding Co. Employee Stock Purchase Plan

(Full title of the plan)

Kathy Hibbs

Chief Administrative Officer

349 Oyster Point Boulevard

South San Francisco, California, 94080

(Name and address of agent for service)

(650) 938-6300

(Telephone number, including area code, of agent for service)

With copies of all notices, orders, and communications to:

Marlee S. Myers

Justin W. Chairman

Alexandra M. Good

Morgan, Lewis & Bockius LLP

One Oxford Centre, Thirty-Second Floor

Pittsburgh, Pennsylvania 15219

(412) 560-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”), relating to the 23andMe Holding Co. 2021 Incentive Equity Plan (the “Equity Plan”) and the 23andMe Holding Co. Employee Stock Purchase Plan (the “ESPP” and, together with the Equity Plan, the “Plans”), is being filed pursuant to General Instruction E to Form S-8, for the purpose of registering an aggregate of 28,953,218 shares (the “Shares”) of the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of 23andMe Holding Co. (the “Company”), which consists of (i) 24,127,682 shares reserved for issuance under the Equity Plan and (ii) 4,825,536 shares reserved for issuance under the ESPP. The Shares are securities of the same class and relate to the same employee benefit plans for which Registration Statements on Form S-8 have previously been filed and are effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-258910, 333-260867, 333-265626, 333-270262 and 333-274534 and filed with the Securities and Exchange Commission (the “Commission”) on August 18, 2021, November 8, 2021, June 15, 2022, March 3, 2023 and September 15, 2023, respectively, by the Company, relating to the Plans, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2023, filed with the Commission on May 25, 2023;

(b)

The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2023, September 30, 2023, and December  31, 2023, filed with the Commission on August  8, 2023, November  8, 2023 and February 7, 2024, respectively;

(c)

The Company’s Current Reports on Form 8-K, filed with the Commission on June  9, 2023, August  8, 2023 (solely as to Items 2.05 and 5.02 included therein), September  11, 2023, September  19, 2023, October  27, 2023, October  30, 2023 (solely as to Item 1.01 included therein) and November 13, 2023; and

(d)

The description of shares of Class  A Common Stock contained in the Registration Statement on Form 8-A filed on June 17, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information deemed to have been “furnished” rather than “filed” in accordance with the Commission’s rules), shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Document

4.1	Certificate of Incorporation of 23andMe Holding Co. (incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K/A filed on June 21, 2021).

4.2	Second Amended and Restated Bylaws of 23andMe Holding Co. (incorporated by reference to Exhibit 3.1 filed with the Company’s Current Report on Form 8-K filed on December 9, 2022).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

99.1	23andMe Holding Co. 2021 Incentive Equity Plan (incorporated by reference to Exhibit 10.5 filed with the Company’s Current Report on Form 8-K filed on June 21, 2021).

99.2	23andMe Holding Co. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 filed with the Company’s Current Report on Form 8-K filed on June 21, 2021).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on this 22nd day of March, 2024.

23ANDME HOLDING CO.

By:	/s/ Anne Wojcicki
Name:	Anne Wojcicki
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Anne Wojcicki and Joseph Selsavage, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated below on March 22, 2024.

Name	Title	Date

/s/ Anne Wojcicki Anne Wojcicki	Chief Executive Officer and Director (principal executive officer)	March 22, 2024

/s/ Joseph Selsavage Joseph Selsavage	Interim Chief Financial and Accounting Officer (principal financial and accounting officer)	March 22, 2024

/s/ Roelof Botha Roelof Botha	Director	March 22, 2024

/s/ Patrick Chung Patrick Chung	Director	March 22, 2024

/s/ Sandra R. Hernández, M.D. Sandra R. Hernández, M.D.	Director	March 22, 2024

/s/ Neal Mohan Neal Mohan	Director	March 22, 2024

/s/ Valerie Montgomery Rice, M.D. Valerie Montgomery Rice, M.D.	Director	March 22, 2024

/s/ Richard Scheller, Ph.D. Richard Scheller, Ph.D.	Director	March 22, 2024

/s/ Peter Taylor Peter Taylor	Director	March 22, 2024